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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated October 16, 2003) and related Prospectus of Magellan Midstream Partners, L.P. (formerly known as Williams Energy Partners L.P.) for the registration of 14,590,312 Common Units, 7,830,924 Class B Common Units, and 5,679,694 Subordinated Units and to the incorporation by reference therein of our report dated March 3, 2003, with respect to the consolidated financial statements of Williams Energy Partners L.P., and of our report dated March 3, 2003, with respect to the consolidated balance sheet of WEG GP LLC, both of which are included in the Form 10-K of Williams Energy Partners L.P. for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Tulsa, Oklahoma
October 16, 2003
/s/ Ernst & Young LLP
Ernst & Young LLP

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  Exhibit 23.1
Consent of Independent Auditors